UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON,  D.C.  20549

                                ----------------

                                    FORM  8-A

                FOR  REGISTRATION  OF  CERTAIN  CLASSES  OF  SECURITIES
                    PURSUANT  TO  SECTION  12(B)  OR  12(G)  OF  THE
                         SECURITIES  EXCHANGE  ACT  OF  1934

                           Energy  Power  Systems  Limited
-----------------------------------------------------------------------------
             (Exact  Name  of  Registrant  as  Specified  in  Its  Charter)


              Ontario,  Canada                         Not  Applicable
----------------------------------------   ----------------------------------
(Jurisdiction  of  incorporation)           (IRS  Employer  Identification  No.)


2  Adelaide  Street  West
Toronto,  Ontario                                          M5H  1L6
----------------------------------------   ----------------------------------
(Address  of  Principal  Executive  Offices)                    (Zip  Code)

If  this  form  relates  to  the                If  this  form  relates  to  the
registration  of  a  class  of  securities      registration  of  a  class  of
securities
pursuant  to  Section  12(b)  of  the           pursuant to Section 12(g) if the
Exchange  Act  and  is  effective  pursuant     Exchange  Act  and  is effective
to  General  Instruction  A.(c),              pursuant  to  General  Instruction
please  check  the  following  box.  |X|        A.(d),  please  check  the
                                           following  box.  |_|

SECURITIES  ACT  REGISTRATION  STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
      N/A
--------------
(If  applicable)

SECURITIES  TO  BE  REGISTERED  PURSUANT  TO  SECTION  12(B)  OF  THE  ACT:

   Title  of  Each  Class                         Name of Each Exchange on Which
   to  be  so  Registered                         Each Class is to be Registered
   -------------------                         ------------------------------

Common  Shares,  no  par  value                  American  Stock  Exchange, Inc.
----------------------------------------   ----------------------------------

SECURITIES  TO  BE  REGISTERED  PURSUANT  TO  SECTION  12(G)  OF  THE  ACT:

                                      None
-----------------------------------------------------------------------------
                                (Title  of  Class)




                 INFORMATION  REQUIRED  IN  REGISTRATION  STATEMENT


ITEM  1.    DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.
     The description of securities to be registered is set forth in the registrant's prior Form 8-A (Registration Number 001-31336, dated May 21, 2002).


ITEM  2.    EXHIBITS.

1.     Articles  of  Amendment  effective  February  12,  2003.
2.     New  CUSIP  Number.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Energy  Power  Systems  Limited


Date:  February  12,  2003                 By:  /s/  Sandra  J.  Hall
                                      ---------------------------------
                                           Sandra  J.  Hall
                                           President  and  Secretary

Exhibit 1
                                             Ontario Corporation Number
                                                       1186693

Form 3
Business Corporations
Act

                  ARTICLES OF AMENDMENT
                 STATUTS DE MODIFICATION

1.  The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)

    ENERGY  POWER  SYSTEMS  LIMITED

2. The name of the corporation is changed to (if applicable):(Set out in BLOCK CAPITAL LETTERS)


ENERNORTH  INDUSTRIES  INC.


3.  Date of incorporation / amalgamation:


                                  1996, 07, 01
--------------------------------------------------------------------------------
                                (Year, Month, Day)


4.0 Complete only if there is a change in the number of directors or the minimum / maximum number of directors.

     Not applicable

5.  The articles of the corporation are amended as follows:

(a)     The  name  of  the Corporation is hereby changed to EnerNorth Industries
Inc.

(b) The issued and outstanding common shares of the Corporation are hereby consolidated effective the commencement of trading on The American Stock Exchange on February 12, 2003, on the basis of one (1) common share for every three (3) issued and outstanding common shares of the Corporation.


6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on


                                  2002, 12, 30
--------------------------------------------------------------------------------
                               (Year, Month, Day)

These articles are signed in duplicate.


                          ENERGY POWER SYSTEMS LIMITED
--------------------------------------------------------------------------------
                           (Name of the Corporation)


(If the name is to be changed by these articles set out current name)

By/
/s/  Sandra J. Hall                            President
-------------------                           -----------------------
    (Signature)                               (Description of Office)

Exhibit  2

                                                      85  Richmond  Street  West
                                                      Toronto,  Ontario
                                                      M5H  2C9

CDS Inc.
A subsidiary of the Canadian
Depository for Securities Limited


Confirmation of CUSIP/ISIN Number and Customer Receipt

ENERGY POWER SYSTEMS LIMITED

C/O SANDRA HALL


                                                              0 6 0 2 0 3
                                                              D D M M Y Y

ISSUER: ENERNORTH INDUSTRIES INC

1. 29275G 10 1


ISSUE DESCRIPTION

1. COMMON


SIGNITURE: CUSIP ADMINISTRATOR (416) 365-3552  /SS CLAUDIO TESA
---------

NOTE:
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PLEASE  BE  ADVISED  ...  CUSIP  Requests  may  now be made via the internet through our corporate website, http://www.cds.ca. Individuals may submit requests with supporting documents, attached in electronic format, and CUSIP Administration will process requests without the delay of courier or mail service. We encourage you to view and use the new format for all future requests.